Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of September 28, 2018, and is made by and among SmartFinancial, Inc., a Tennessee corporation (“Company”), and the purchaser(s) of the Subordinated Notes (as defined herein) named on Schedule I hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, Company has requested that the Purchasers purchase from Company a portion of the up to $40,000,000 in aggregate principal amount of Subordinated Notes that Company intends to issue pursuant to this Agreement and the Additional Note Purchase Agreements (as defined herein), which aggregate amount is intended to be eligible to qualify as Tier 2 Capital (as defined herein) for the Company.

WHEREAS, Company has engaged Keefe, Bruyette & Woods, Inc. as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes.

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the offer and sale of the Subordinated Notes by Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

WHEREAS, each Purchaser is willing to purchase from Company a Subordinated Note in the principal amount set forth in Schedule I (the “Subordinated Note Amount”), and Company is willing to sell such Subordinated Notes, in each case in accordance with the terms, subject to the conditions and in reliance on the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

WHEREAS, concurrently with the Company’s entering into this Agreement, the Company is entering into additional Subordinated Note Purchase Agreements, each dated as of the date hereof (each, an “Additional Note Purchase Agreement”), with other purchasers of Subordinated Notes, and pursuant to this Agreement and the Additional Note Purchase Agreements, the Company will issue up to $40,000,000 in aggregate principal amount of Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. DEFINITIONS AND INTERPRETATION.

1.1 Defined Terms. The following capitalized terms used in this Agreement have the meanings defined or referenced below.

“Additional Note Purchase Agreement” has the meaning set forth in the Recitals.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Bank” means SmartBank, a Tennessee state-chartered bank and wholly owned subsidiary of
Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means September 28, 2018.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to
Company.

“Company’s Liabilities” means Company’s obligations under the Transaction Documents.

“Company’s Reports” means (i) Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on March 16, 2018; (ii) Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30,
2018, as filed with the Securities and Exchange Commission on May 10, 2018 and August 9, 2018, respectively; (iii) Company’s Definitive Proxy Statement on Schedule 14A related to its 2018 Annual
Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 2, 2018; and
(iv) the report on Form FRY-9LP filed by Company for the six-months ended June 30, 2018.

“Disbursement” has the meaning set forth in Section 3.1.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.
“Event of Default” has the meaning set forth in the Subordinated Notes. “FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United
States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over Company, Bank, or any of their Subsidiaries.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” means any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relate to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien in property or other assets owned by Company or any Subsidiary of Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Company’s or Bank’s or their respective Subsidiaries’ business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in applicable laws, rules or regulations or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions and their holding companies or their market prices generally and not specifically related to Company or Purchasers, (4) direct effects of compliance with this Agreement or the Additional Note Purchase Agreements on the operating performance of Company or Purchasers, including expenses incurred by Company or Purchasers in consummating the transactions contemplated by this Agreement or the Additional Note Purchase Agreements, (5) the effects of any action or omission taken by Company with the prior written consent of Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes or the Additional Note Purchase Agreements, and (6) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism.

“Maturity Date” has the meaning ascribed to such term in the Subordinated Note.

“Paying Agent Agreement” means the Issuing and Paying Agent Agreement to be dated as of
September 28, 2018 by and between Company and U.S. Bank National Association.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company, Bank or any Subsidiary of
Company or Bank.

“Purchasers” has the meaning set forth in the preamble hereto.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank or any of their Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Notes” means the Fixed-to-Floating Rate Subordinated Notes due October 2,
2018, in the form attached as Exhibit A hereto (including, for the avoidance of doubt, the Subordinated
Notes issued pursuant to the Additional Note Purchase Agreements), as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Notes.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12
C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.

1.2 Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3 Exhibits Incorporated. All Exhibits attached are hereby incorporated into this
Agreement.

2. SUBORDINATED DEBT.

2.1 General Matters.

2.1.1 Certain Terms. Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. Purchasers, severally and not jointly, each agree to purchase such Subordinated Notes at a purchase price equal to
100% of the principal amount of the Subordinated Notes purchased (the “Purchase Price”) from Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1.

2.2 The Closing. The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the offices of Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time(s) or on such other date(s) as the parties hereto may agree.

2.3 No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against Company.

3. DISBURSEMENT.

3.1 Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company, each Purchaser shall disburse in immediately available funds the Subordinated Note Amount set forth next to its name in Schedule I to Company in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”). Delivery of the Subordinated Notes shall be through the facilities of The Depository Trust Company. To the extent that any payment of the Purchase Price to Company is initiated by any third party (including any placement agent in respect of the Subordinated Notes) on behalf of one or more Purchasers, each Purchaser and Company hereby acknowledge that such third party shall not be deemed a purchaser of Subordinated Notes for purposes of this Agreement or otherwise, and that any and all obligations of Company and each Purchaser hereunder shall remain in full force and effect with respect to each other, and such third party shall not be deemed to have assumed any obligation or liability hereunder.

3.2 Conditions Precedent to Disbursement. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Company herein, prior to and as a condition of the Disbursement, Company shall deliver or cause to be delivered to Purchasers each of the following:

3.2.1 Transaction Documents. This Agreement, the Paying Agent Agreement and the Subordinated Notes issued pursuant hereto (collectively, the “Transaction Documents”), each duly authorized and executed by Company.

3.2.2 Authority Documents.

3.2.2.1 A copy, certified by the Secretary or Assistant Secretary of
Company, of the Charter of Company;

3.2.2.2 A certificate of good standing of Company issued by the Secretary of
State of the State of Tennessee;

3.2.2.3 A copy, certified by the Secretary or Assistant Secretary of
Company, of the Bylaws of Company;

3.2.2.4 A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company or a committee thereof authorizing the execution, delivery and performance of the Transaction Documents;

3.2.2.5 An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

3.2.2.6 The opinion of Butler Snow LLP, counsel to Company, dated as of the Closing Date, substantially in the form set forth as Exhibit B attached hereto addressed to the Purchasers and Placement Agent.

3.2.3 Officer’s Certificate. A certificate signed on behalf of Company by a senior executive officer certifying that: (i) the representations and warranties of Company set forth in Sections
4.2.1, 4.2.3, 4.4.3 and 4.5 are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date; (ii) the other representations and warranties of Company set forth in Section 4 of this Agreement are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the
Closing Date, except where the failure to be true and correct (without regard to any materiality or
Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Company (except that representations and warranties made as of a specified date shall only be required to be true and correct as of such date); and (iii) Company has performed, satisfied, and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by Company at or prior to the Closing.

3.2.4 Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.

3.2.5 3.2.5 Aggregate Investment. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by it at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser evidence that the aggregate initial principal amount of Subordinated Notes to be sold at Closing pursuant to this Agreement and the Additional Note Purchase Agreements equals or exceeds $35,000,000.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants, as of the date hereof, to each Purchaser that:

4.1 Organization and Authority.

4.1.1 Organization Matters of Company and Its Subsidiaries.

4.1.1.1 Company is duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on Company. Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

4.1.1.2 Each Subsidiary of Company has been duly organized and is validly existing as a corporation or limited liability company, in each case in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other similar power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on Company. All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that all of the outstanding shares of capital stock and other equity interests of the Bank have been pledged by Company to secure certain indebtedness of the Company to CapStar Bank (Nashville, Tennessee); none of the outstanding shares of capital stock of, or other equity interests in, any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other entity.

4.1.1.3 Bank is a Tennessee state-chartered bank, the deposit accounts of which are insured by the FDIC up to applicable limits. Bank has not received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which would reasonably be expected to materially and adversely affect the status of Bank as an FDIC-insured institution.

4.1.2 Capital Stock and Related Matters. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding shares of capital stock of Company were issued in violation of the preemptive or other similar rights of any security holder of Company. There are, as of the date hereof, no outstanding options, warrants, rights, or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such option, warrant, right, or other agreement or instrument to or with any Person other than Company, except for such as are outstanding pursuant to equity incentive or similar plans duly adopted by Company’s board of directors or assumed by Company.

4.2 No Impediment to Transactions.

4.2.1 Transaction is Legal and Authorized. Company’s issuance of the Subordinated Notes, the borrowing by Company of the aggregate of the Subordinated Note Amounts, Company’s execution of the Transaction Documents and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of Company.

4.2.2 Agreement and Paying Agent Agreement. Each of this Agreement and the Paying Agent Agreement has been duly authorized, executed and delivered by Company, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3 Subordinated Notes. The Subordinated Notes have been duly authorized by Company and when issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement and the Paying Agent Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of Company and will be enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4 No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Charter or Bylaws of Company; (2) any of the terms, obligations, covenants, conditions or provisions of any contract, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (4) any statute, rule or regulation applicable to Company, except, in the case of items (2), (3) and (4), for such violations, conflicts, breaches and defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company. Except for covenant breaches that have been waived, neither Company nor Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank, as applicable, is a party or by which Company or Bank, as applicable, or any of its properties may be bound or affected, except, in each case, such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.5 Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed, in connection with or in contemplation of the execution and delivery of, and performance under, the Transaction Documents, except for such as are required by applicable requirements, if any, of the Securities Act and state securities or blue sky laws.

4.3 Possession of Licenses and Permits. Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now conducted by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company; Company and each Subsidiary of Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singularly or in the aggregate, have a Material Adverse Effect on Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which proceedings if not favorably determined would, singularly or in the aggregate, have a Material Adverse Effect on Company.

4.4 Financial Condition.

4.4.1 Company Financial Statements. The financial statements of Company included in the Company’s Reports (including the related notes, where applicable), which have been made available to Purchasers (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in shareholders’ equity and financial position of Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing, in all material respects with applicable accounting and banking requirements with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto; and (y) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports, those liabilities associated with Company’s pending acquisition of Foothills Bancorp, Inc., and those liabilities incurred in the ordinary course of business consistent with past practice or in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

4.4.2 Absence of Default. Since the date of the latest audited financial statements included in the Company’s Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company.

4.4.3 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement and the Additional Note Purchase Agreements, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement or the Additional Note Purchase Agreements with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.4 Ownership of Property. Company and each of its Subsidiaries have good and marketable title to all real property owned by them and good title to all other assets and properties owned by them in the conduct of their businesses, subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries. Company and each of its Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties that are material to Company or its Subsidiaries, as applicable, in the conduct of their business to occupy or use all such properties as presently occupied and used by them.

4.5 No Material Adverse Change. Since the date of the latest audited financial statements included in Company’s Reports, and except as previously disclosed to the Purchasers, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect on Company.

4.6 Legal Matters.

4.6.1 Compliance with Law. Company and each of its Subsidiaries (i) has complied with, (ii) to Company’s knowledge, is not under investigation with respect to, and (iii) has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except in each case as would not reasonably be expected to have a Material Adverse Effect on Company. Company and each of its Subsidiaries (x) is, and at all times since September 1, 2015 has been, in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, and its own privacy policies and written commitments to its respective customers, depositors, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of its respective customers, consumers and employees, except, in each case, where the failure to comply would not result, individually or in the aggregate, in a Material Adverse Effect on Company, and (y) has not received at any time since September 1, 2015 any written notice asserting any violations of any of the foregoing.

4.6.2 Regulatory Enforcement Actions. None of Company, Company’s Subsidiaries nor any of their officers or directors is now operating under any agreements, memoranda, commitments, or material restrictions (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (a) any such restrictions threatened; (b) any agreements, memoranda or commitments being sought by any Governmental Agency or (c) any material legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency unresolved.

4.6.3 Pending Litigation. There are no actions, suits, or proceedings pending, or, to Company’s knowledge, threatened or proposed, against Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company.

4.6.4 Environmental. No Property is currently or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Company nor any of its Subsidiaries has engaged in such activities on or at the Property. There are no claims or actions pending or, to Company’s knowledge, threatened against Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5 Brokerage Commissions. Company has engaged Placement Agent as its exclusive placement agent for the offering of the Subordinated Notes. Except for commissions paid to the Placement Agent, neither Company nor any Affiliate of Company is obligated to pay any brokerage or other commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6 Investment Company Act. Neither Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.6.7 Offering of Securities. Neither Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subordinated Notes pursuant to the transactions contemplated by this Agreement. Assuming the truth and accuracy of each Purchaser’s representations and warranties set forth in this Agreement and the Additional Note Purchase Agreements, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act.

4.7 No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished or made available by Company to Purchasers in connection with the negotiation, execution or performance of the Transaction Documents contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document furnished or made available to Purchasers prior to the date hereof.

4.8 Internal Accounting Controls. Company, Bank and each other material Subsidiary of the Company has established and maintains a system of internal control over financial reporting that pertains to the maintenance of records that accurately and fairly reflect the transactions of and dispositions of assets by Company (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Company’s and Bank’s receipts and expenditures and receipts and expenditures of each of the Company’s other material Subsidiaries are being made only in accordance with authorizations of management, and provides reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of assets of the Company on a consolidated basis that could have a material effect on financial statements. The Company believes such system of internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since the conclusion of the Company’s last completed fiscal year, to the Company’s knowledge there has not been and there currently is not (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or Bank’s internal control over financial reporting and the internal control over financial reporting of each other applicable Subsidiary of the Company. The Company (A) has implemented and maintains disclosure controls and procedures it believes are reasonably designed and maintained to ensure that material information relating to the Company is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within the Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s internal controls over financial reporting and of which the Company has knowledge. Such disclosure controls and procedures are effective for the purposes for which they were established.

4.9 Tax Matters. Company has timely filed or caused to be timely filed all material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Company prior to the date hereof, or requests for extensions to file such returns have been timely filed (“Tax Returns”). All such Tax Returns are true, correct, and complete in all material respects.

4.10 Representations and Warranties Generally. The representations and warranties of Company set forth in this Agreement and in any certificate or other document delivered to Purchasers by or on behalf of Company pursuant to or in connection with this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein or therein (except that representations and warranties made as of a specified date shall only be required to be true and correct as of such date). None of the representations, warranties, covenants and agreements of Company made in this Agreement or in any certificate or other document delivered to Purchasers by or on behalf of Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made and as of the Closing Date. Any certificate signed by a duly authorized representative of Company and delivered to Purchaser or to counsel for Purchaser shall be deemed to be a representation and warranty by Company to Purchaser as to the matters set forth therein.

5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with each Purchaser as follows:

5.1 Compliance with Transaction Documents. Company shall comply with, observe and timely perform each and every one of Company’s covenants, agreements and obligations under the Transaction Documents.

5.2 Affiliate Transactions. Company shall not itself, nor shall it cause, permit or allow any Subsidiary of Company to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3 Compliance with Laws.

5.3.1 Generally. Company shall comply and cause each of its Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company.

5.3.2 Regulated Activities. Company shall not itself, nor shall it cause, permit or allow any Subsidiary of Company to, (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Company or Bank or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations.

5.3.3 Taxes. Company shall and shall cause any of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company or any Subsidiary or upon the income, profits, or property of Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Company or any Subsidiary. Notwithstanding the foregoing, none of Company or any Subsidiary of Company shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company or such Subsidiary.

5.3.4 Corporate Existence. Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of Bank and its and Bank’s rights and franchises; provided, however, that Company may consummate a merger in which (i) Company is the surviving entity or (ii) if Company is not the surviving entity, Company and the surviving entity comply in all respects with Section 4 (Merger and Sale of Assets) of the Subordinated Notes and the surviving entity assumes, by operation of law or otherwise, all of the obligations of Company under the Subordinated Notes, and in connection with any such merger, Bank may be merged with and/or into another insured depository institution.

5.3.5 Dividends, Payments, and Guarantees During Event of Default. During the continuance of an Event of Default, except as required by any federal or state Governmental Agency, Company agrees not to (a) declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Company’s debt that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s capital stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of shares of any class of Company’s capital stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

5.3.6 Tier 2 Capital. If all or any portion of the Subordinated Notes, to the extent that the Subordinated Notes are treated as Tier 2 Capital, ceases to be deemed, or there is a material risk that all or any portion of the Subordinated Notes will, within one hundred twenty (120) days, cease to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Purchasers, and thereafter Company shall have the option to redeem the Subordinated Notes, in whole but not in part, in accordance with the terms of the Subordinated Notes. If Company elects to restructure the Subordinated Notes to qualify as Tier 2 Capital (which Company shall have the right to do), Company will work together with the Purchasers in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.4 Absence of Control. It is the intent of the parties to this Agreement that in no event shall Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company. If requested by the FRB, the Purchasers shall enter into a customary passivity commitment with respect to the Company.

5.5 Secondary Market Transactions. Each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, Company shall reasonably cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with such Secondary Market Transactions. Each Purchaser shall be responsible for the cost and expenses of any such Secondary Market Transaction, except that for any Secondary Market Transaction that represents an aggregate principal amount of Subordinated Notes of at least $5,000,000, the Company shall bear the costs and expenses incurred by each Purchaser participating therein that, together with its Affiliates, purchases at least $10,000,000 in aggregate principal amount of Subordinated Notes pursuant to this Agreement (each, an “Eligible Purchaser”); provided that Company’s obligation to bear such costs and expenses shall be limited to, and shall not exceed, $5,000 in the aggregate for all Eligible Purchasers. Subject to the terms of any written confidentiality obligations, whether entered into in connection with the receipt of confidential information at that time or otherwise, information regarding Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by a Purchaser in connection with such Secondary Market Transaction. Each Purchaser shall cause any Person to whom such Purchaser wishes to deliver confidential Company information related to the Secondary Market Transaction to execute and deliver to Company a non-disclosure agreement reasonably acceptable to Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which Company is a third party beneficiary. All documents, financial statements, appraisals and other data relevant to Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable non-disclosure agreement.

5.6 Bloomberg. Company shall use commercially reasonable efforts to cause the
Subordinated Notes to be quoted on Bloomberg.

5.7 Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS.

Each Purchaser hereby represents and warrants to Company, and covenants with Company, severally and not jointly, as follows:

6.1 Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2 Authorization and Execution. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Purchaser, and this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3 No Conflicts. Neither the execution or delivery of or performance under the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (with the passage of time, the giving of notice, or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

6.4 Purchase for Investment. It is purchasing the Subordinated Notes for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5 Institutional Accredited Investor. It is and will be on the Closing Date an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets.

6.6 Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7 Private Placement; Registration of Securities. It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that the Company will not be obligated in the future to register the Subordinated Notes under the Securities Act or the Securities Exchange Act of 1934, as amended, or under any state securities laws and that neither the Placement Agent nor Company has made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes. It is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any website, newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.

6.8 Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Company.

6.9 Information. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of publicly available financial and other information concerning Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes. It has reviewed the information set forth in Company’s Reports, the exhibits and schedules hereto and otherwise disclosed to it.

6.10 Access to Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.11 Investment Decision. It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person, including the Placement Agent. Neither any inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of Company made or contained in this Agreement. Furthermore, it acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax, accounting or investment advice.

6.12 Placement Agent. It will purchase the Subordinated Note(s) directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13 Tier 2 Capital. To the extent the Subordinated Notes were treated as Tier 2 Capital, if Company notifies the Purchasers, pursuant to Section 5.3.6, that all or any portion of the Subordinated Notes ceases to be deemed, or there is a material risk that all or any portion of the Subordinated Notes will, within one hundred twenty (120) days, cease to be deemed to be Tier 2 Capital and Company notifies Purchasers of its election to restructure the Subordinated Notes to qualify as Tier 2 Capital the Purchasers will work together with Company in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

6.14 Accuracy of Representations. It understands that the Placement Agent and Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and Company.

6.15 Representations and Warranties Generally. The representations and warranties of Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. None of the representations, warranties, covenants and agreements made in this Agreement by Purchaser contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made and as of the Closing Date. Any certificate signed by a duly authorized representative of Purchaser and delivered to the Company or to counsel for Company shall be deemed to be a representation and warranty by Purchaser to Company as to the matters set forth therein.

7. TERMINATION. Each Purchaser may terminate this Agreement, with respect to such Purchaser only, (i) at any time prior to the Closing Date by written notice given by such Purchaser to Company if such Purchaser shall decline to purchase the Subordinated Notes for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 3.2 is not fulfilled by the Company or waived in writing by such Purchaser on or prior to the Closing Date. Any termination pursuant to this Section shall be without liability on the part of (i) Company to Purchasers or (ii) Purchasers to Company.

8. MISCELLANEOUS.

8.1 Prohibition on Assignment. Except as described in Section 4 (Merger and Sale of Assets) of the Subordinated Notes, Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of Purchasers. In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

8.2 Time of the Essence. Time is of the essence of this Agreement.

8.3 Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the prior written consent of the holders of more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payments of the obligations of Company under this Agreement and the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes; (vi) make any changes to Section 6 (Failure to Make Payment) of the Subordinated Notes that adversely affects the rights of any holder of a Subordinated Note; (vii) disproportionately and adversely affect any of the holders of the then outstanding Subordinated Notes; or (viii) amend or modify the immediately preceding subsections (i)-(vii). Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of the holders of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any holder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by any party hereto or any holder of the Subordinated Notes, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice to or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Purchasers to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

8.4 Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such provision had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5 Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or delivered by a responsible overnight commercial courier promising next business day delivery, addressed:

if to Company: SmartFinancial, Inc.
5401 Kingston Pike, Suite 600
Knoxville, TN 37919
Attention: President/CEO

with a copy to: Butler Snow LLP
150 3rd Avenue South, Suite 1600
Nashville, TN 37201
Attention: Adam Smith

if to Purchasers: To the addresses indicated on Schedule I.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).

8.6 Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.

8.7 No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser shall be deemed to make a Purchaser a partner or joint venturer with Company.

8.8 Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance reasonably satisfactory to such Purchaser.

8.9 Entire Agreement. This Agreement and the Subordinated Notes along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

8.10 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

8.11 No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

8.12 Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

8.13 Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.14 Knowledge; Discretion. All references herein to Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

8.15 Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR PURCHASERS. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. EACH PARTY HERETO FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY EACH PARTY’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16 Expenses. Except as otherwise provided in this Agreement, including Section 5.5 and this Section 8.16, each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. The Eligible Purchasers shall be entitled to reimbursement from the Company at Closing for the reasonable out-of- pocket fees and expenses (including attorneys’ fees) incurred by the Eligible Purchasers in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Company’s reimbursement obligation shall not exceed
$5,000, in the aggregate, for all Eligible Purchasers.

8.17 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement for a period of one year. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.
COMPANY: SMARTFINANCIAL, INC.

By:	William Y. Carroll, Jr.
President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Subordinated Note
Purchase Agreement to be executed by its duly authorized representative as of the date first above written.
PURCHASER: [Name]

By:

Name:

Title:

SCHEDULE I

Purchaser Subordinated Note Amount ($)

Aggregate Amount of Subordinated Notes:	$40,000,000

EXHIBIT A
FORM OF SUBORDINATED NOTE

EXHIBIT B
FORM OF OPINION OF COUNSEL

EXHIBIT C
CERTAIN DISCLOSURES CONCERNING